UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Employment Agreement
Form of Employment Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On May 23, 2007, the Board of Directors of Superior Energy Services, Inc. (“the Company”) approved new form employment agreements for the following executive officers of the Company: Kenneth L. Blanchard, President and Chief Operating Officer, Robert S. Taylor, Executive Vice President and Chief Financial Officer, Alan P. Bernard, Senior Executive Vice President, Lynton G. Cook, III, Executive Vice President, James A. Holleman, Executive Vice President, Gregory L. Miller, Executive Vice President, and Danny R. Young, Executive Vice President. The agreements were executed by the executive officers listed above on June 1, 2007 and became effective on that date.
     The agreements reflect the current base salary for each executive officer. In addition, each executive officer is eligible to earn an annual bonus under the Company’s annual incentive plan. The agreements also contain non-competition and other provisions intended to protect the Company’s interests in the event that the executive officer ceases to be employed.
     Each agreement contains a term expiring on either April 1, 2010 (for Messrs. Blanchard and Taylor) or April 1, 2009 (for Messrs. Bernard, Cook, Holleman, Miller and Young); provided, however, that on April 1, 2008 and on each subsequent anniversary thereof, the term shall be automatically extended for one additional year unless prior written notice is given by either party. The agreements provide for the termination of employment upon the executive officer’s death or disability, or by the Company for “cause.” The agreements also provide for termination by the executive officer under certain circumstances relating to a change in control of the Company.
     In the event an executive officer’s employment is terminated under certain circumstances relating to a change in control of the Company, the executive officer shall receive in addition to any other amounts payable (i) a lump-sum payment within 30 days after the date of such termination in an amount equal to two and one-half (2.5x) times (for Messrs. Blanchard and Taylor) or two (2x) times (for Messrs. Bernard, Cook, Holleman, Miller and Young) the sum of (A) the executive officer’s base salary and (B) the greater of (x) the average annual bonus paid to the executive officer for the three fiscal years preceding the year in which the executive officer’s employment is terminated or (y) the target bonus for the executive officer in the Company’s annual incentive plan for the current fiscal year; (ii) for two and one-half years (for Messrs. Blanchard and Taylor) or two years (for Messrs. Bernard, Cook, Holleman, Miller and Young) after the date of such termination, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements; and (iii) outplacement services during the one year period following the termination.
     In the event an executive officer’s employment is terminated by the Company, except upon the executive officer’s death or disability, by the Company for cause or under certain circumstances relating to a change in control of the Company, the executive officer shall receive in addition to any other amounts payable (i) one lump-sum payment within 30 days after the date of such termination in an amount equal to (A) the greater of (x) two (for Messrs. Blanchard and Taylor) or one (for Messrs. Bernard, Cook, Holleman, Miller and Young) and (y) the number of full and partial calendar months remaining in the term as of the date of termination divided by 12, multiplied by (B) the sum of the base salary and the target bonus for the executive officer in the

Company’s annual incentive plan for the current fiscal year; and (ii) for the remainder of the term, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.
     The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the employment agreements. Copies of the form employment agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Employment Agreement for Kenneth L. Blanchard and Robert S. Taylor.

10.2	Form of Employment Agreement for Alan P. Bernard, Lynton G. Cook, III, James A. Holleman, Gregory L. Miller and Danny R. Young.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: June 6, 2007

EXHIBIT INDEX

10.1	Form of Employment Agreement for Kenneth L. Blanchard and Robert S. Taylor.

10.2	Form of Employment Agreement for Alan P. Bernard, Lynton G. Cook, III, James A. Holleman, Gregory L. Miller and Danny R. Young.